UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	TTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition

On June 30, 2021, Tile Shop Holdings, Inc. (the “Company”) issued a press release announcing its selected unaudited preliminary financial results for the three months ended June 30, 2021. The Company announced that it expects to report net sales of approximately $95 million for the three months ended June 30, 2021, which represents a new quarterly sales record. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The preliminary selected financial results for the quarter ended June 30, 2021 in this Current Report on Form 8-K and the accompanying exhibit are preliminary, are not a comprehensive statement of financial results for such quarter, and are provided prior to completion of all internal and external review and audit procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the quarter ended June 30, 2021 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the quarter are finalized and publicly released; the extent of the impact of COVID-19 pandemic on the Company and the economy; and other risks and uncertainties described below and in the Company’s filings with the Securities and Exchange Commission.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein and in the accompanying exhibit is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 7.01	Regulation FD Disclosure

The information set forth in Item 2.02 above is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance. In particular, discussions and statements regarding the Company’s expectations as to its financial results for the quarter ended June 30, 2021 are forward-looking in nature. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores. Many of the Company’s risks have been, and may further be, exacerbated by the COVID-19 pandemic. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission by the Company.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Tile Shop Holdings, Inc., dated June 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

	By	/s/ Nancy DiMattia
Date: June 30, 2021	Name: Nancy DiMattia
Title: Chief Financial Officer